EXHIBIT 99.1

ENTERPRISE FINANCIAL REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Fourth Quarter Results
•Net income of $50.8 million, or $1.33 per diluted share
•Completed systems integration of First Choice Bancorp (“First Choice” or “FCBP”)
•Return on average assets (“ROAA”) of 1.52%; Pre-Provision Net Revenue (“PPNR”) ROAA1 of 1.89%
•Redeemed $50.0 million subordinated debentures, issued $75.0 million preferred stock, and repurchased 577,478 shares of common stock

2021 Results
•Closed the acquisition of First Choice, adding approximately $2.3 billion in assets and approximately $1.9 billion in both loans and deposits
•Net income of $133.1 million, or $3.86 per diluted share
•ROAA of 1.16%; PPNR ROAA1 of 1.81%
•Repurchased 1,299,527 shares and increased annual dividend 4%

St. Louis, Mo. January 24, 2022. Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”) reported net income of $50.8 million for the fourth quarter 2021, an increase of $36.9 million and $21.9 million compared to the linked third quarter (“linked quarter”) and prior year quarter, respectively. Earnings per diluted share (“EPS”) were $1.33 for the fourth quarter 2021, compared to $0.38 and $1.00 for the linked and prior year quarters, respectively.

Jim Lally, EFSC’s President and Chief Executive Officer, commented, “The success we had in 2021 is a testament to the strength of our strategically diversified revenue streams. We have structured our lending and deposit niches, geographic footprints, and fee-based sources to drive growth. These efforts resulted in a record fourth quarter in terms of both revenue and earnings, as well as a return on assets of 1.52%. With our variable-rate loan portfolio and strong noninterest-bearing deposit base, we believe we are well-positioned for the future, including for possible interest rate increases. As we move into 2022, we will leverage our guiding principles and continue to focus on creating profitable growth and increased shareholder value.”

The Company closed its acquisition of First Choice on July 21, 2021. The results of operations of First Choice are included in our consolidated results from this date forward and are excluded from preceding periods. Comparisons to the prior year are also impacted by the acquisition of Seacoast Commerce Banc Holdings (“Seacoast”), which closed in the fourth quarter 2020. The acquisition of First Choice in 2021 represents the fourth acquisition the Company has completed in the last five years.

Pretax income and earnings per share were impacted by the following items:

	Quarter ended		Year ended
	Dec 31, 2021		Dec 31, 2021
($ in thousands, except per share data)	Pretax income	EPS	Pretax income	EPS
Merger-related expenses	$(2,320)	$(0.04)	$(22,082)	$(0.49)
FCBP CECL double count	—	—	(25,353)	(0.55)
Branch-closure expenses	—	—	(3,441)	(0.07)

Full-Year Highlights

For 2021, net income was $133.1 million, or $3.86 per diluted share, compared to $74.4 million, or $2.76 per diluted share, in 2020. PPNR1 for the current year was $207.5 million, compared to $161.5 million in 2020. In addition to organic growth, contributing to the PPNR increase in 2021 was a full year of Seacoast operations and a partial year of First Choice operations.

The Company strengthened its liquidity and capital position in the fourth quarter 2021 through the issuance of $75.0 million of noncumulative perpetual preferred stock and the redemption of $50.0 million of subordinated debentures issued in 2016 at 4.75%. In 2021, the Company returned $86.8 million to shareholders through dividends of $26.2 million, or $0.75 per share, and share repurchases of $60.6 million. In addition, the Company issued approximately 7.8 million shares of its common stock valued at $343.7 million to First Choice shareholders upon consummation of the acquisition.

Credit quality remained strong, with nonperforming assets declining to 0.23% of total assets, from 0.45% at the end of 2020. Net charge-offs were 0.14% of average loans in 2021, compared to 0.03% in 2020. The improvements in credit quality and economic forecasts resulted in the allowance for credit losses declining to 1.61% of total loans at the end of 2021, from 1.89% at the end of 2020. Excluding guaranteed portions of loans, which includes Paycheck Protection Program (“PPP”) loans, our coverage ratio was 1.84% and 2.31% at the end of 2021 and 2020, respectively. The provision for credit losses was $13.4 million in 2021, compared to $65.4 million in 2020. Acquisition-related provision expense of $25.4 million and $8.6 million in 2021 and 2020, respectively, was included in the provision for credit losses. This expense, commonly referred to as the “CECL double-count”, is recognized when a loan portfolio is acquired.

Noninterest income increased 24% in 2021, while expenses remained well-controlled with a core efficiency ratio2 of 51.61%, compared to 50.96% in 2020. The Company commenced the process in 2021 to close five branch locations in California and St. Louis. A lease and fixed asset impairment charge of $3.8 million was recognized, including $0.4 million reported in merger-related expenses. The Company expects to realize annual cost savings of approximately $2.3 million related to these closures.

1 PPNR and PPNR ROAA are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.
2 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Fourth Quarter Highlights

•Earnings - Net income in the fourth quarter 2021 was $50.8 million, an increase of $36.9 million compared to the linked quarter and an increase of $21.9 million from the prior year quarter. EPS was $1.33 per diluted share for the fourth quarter 2021, compared to $0.38 and $1.00 per diluted share for the linked and prior year quarters, respectively. Merger and branch closure expenses totaled $2.3 million, $18.1 million, and $2.6 million in the current, linked and prior year quarters, respectively.

•Pre-provision net revenue - PPNR1 of $63.3 million in the fourth quarter 2021 increased $7.2 million and $15.8 million from the linked and prior year quarters, respectively.

•Net interest income and net interest margin (“NIM”) - Net interest income of $102.1 million for the fourth quarter 2021 increased $4.8 million and $24.6 million from the linked and prior year quarters, respectively. NIM was 3.32% for the fourth quarter 2021, compared to 3.40% and 3.66% for the linked and prior year quarters, respectively.

•Noninterest income - Noninterest income of $22.6 million for the fourth quarter 2021 increased $5.0 million and $4.1 million from the linked and prior year quarters, respectively.

•Loans - Total loans declined $98.9 million from the linked quarter to $9.0 billion as of December 31, 2021, primarily due to a $167.0 million decline in PPP loans. Average loans totaled $9.0 billion for the quarter ended December 31, 2021 compared to $8.7 billion and $6.8 billion for the linked and prior year quarters, respectively.

	Quarter ended
($ in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
PPP loans outstanding, net of deferred fees	$271,958	$438,959	$396,660	$737,660	$698,645
Average PPP loans outstanding, net	365,295	489,104	664,375	692,161	806,697
PPP average loan size	218	210	171	220	187
PPP interest and fee income	4,864	6,048	7,940	8,475	10,261
PPP deferred fees	4,215	7,428	12,243	16,676	11,304
PPP average yield	5.28%	4.91%	4.79%	4.97%	5.06%

	Quarter ended
	Dec 31, 2021		Sep 30, 2021		Jun 30, 2021		Mar 31, 2021		Dec 31, 2020
Financial Metrics:	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*
EPS	$1.33	$1.23	$0.38	$0.25	$1.23	$1.04	$0.96	$0.75	$1.00	$0.73
ROAA	1.52%	1.45%	0.45%	0.31%	1.50%	1.35%	1.22%	1.03%	1.26%	1.01%
PPNR ROAA*	1.89%	1.80%	1.81%	1.68%	1.85%	1.65%	1.66%	1.41%	2.07%	1.78%
Tangible common equity/tangible assets*	8.13%	8.31%	8.40%	8.71%	8.32%	8.66%	8.18%	8.84%	8.40%	9.07%
Leverage ratio	9.7%	10.0%	9.7%	10.2%	9.4%	10.0%	9.5%	10.2%	10.0%	11.0%
NIM	3.32%	3.26%	3.40%	3.33%	3.46%	3.36%	3.50%	3.39%	3.66%	3.52%
Allowance for credit losses/loans	1.61%	1.84%	1.67%	1.94%	1.77%	2.09%	1.80%	2.22%	1.89%	2.31%

* Non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables. Calculations not adjusted for increase in average deposits or increase in deposit expense, as applicable.

•Asset quality - The allowance for credit losses on loans to total loans was 1.61% at December 31, 2021, compared to 1.67% at September 30, 2021, and 1.89% at December 31, 2020. Nonperforming assets to total assets was 0.23% at December 31, 2021 compared to 0.35% and 0.45% at September 30, 2021 and December 31, 2020, respectively.

•Deposits - Total deposits increased $516.0 million from the linked quarter to $11.3 billion as of December 31, 2021. Average deposits totaled $11.2 billion for the quarter ended December 31, 2021 compared to $10.3 billion and $7.3 billion for the linked and prior year quarters, respectively. Noninterest deposit accounts represented 40.4% of total deposits at December 31, 2021, and the loan to deposit ratio was 79.5% at that date.

•Capital - Total shareholders’ equity was $1.5 billion and the tangible common equity to tangible assets ratio3 was 8.1% at December 31, 2021, compared to $1.4 billion and 8.4% at September 30, 2021. Shareholder’s equity increased in the fourth quarter 2021 from the issuance of $72.0 million of preferred stock, net of issuance costs, and net income of $50.8 million. These increases were offset by share repurchases of $27.5 million, dividends of $7.6 million, and a $1.1 million decline in accumulated comprehensive income. Enterprise Bank & Trust’s estimated regulatory capital ratios remain “well-capitalized,” with a common equity tier 1 ratio of 12.5% and a total risk-based capital ratio of 13.5% as of December 31, 2021. In addition, the consolidated Company’s common equity tier 1 ratio and total risk-based capital ratio was 11.3% and 14.7%, respectively, at December 31, 2021.

The Company has 700,473 shares available for repurchase under the existing common stock repurchase authorization. The Company repurchased 577,478 shares totaling $27.5 million in the fourth quarter 2021 for an average price of $47.65. Total shares repurchased year-to-date total 1,299,527 at an average price of $46.62.

The Company’s Board of Directors declared a quarterly common stock dividend of $0.21 per common share, payable on March 31, 2022 to shareholders of record as of March 15, 2022. The Board of Directors also declared a cash dividend of $16.38888889 per share of Series A Preferred Stock (or $0.40972222 per depositary share) representing a 5% per annum rate for the period commencing (and including) November 17, 2021 to (but excluding) March 15, 2022. The dividend will be payable on March 15, 2022 to shareholders of record on February 28, 2022.

3 Tangible common equity to tangible assets ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income

Average Balance Sheet
The following tables present, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax equivalent basis.

	Quarter ended
	December 31, 2021			September 30, 2021			December 31, 2020
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans*	$9,030,982	$98,412	4.32%	$8,666,353	$94,465	4.32%	$6,780,702	$76,044	4.46%
Debt and equity investments*	1,753,159	10,146	2.30	1,594,938	9,583	2.38	1,395,806	8,986	2.56
Short-term investments	1,589,008	590	0.15	1,251,988	480	0.15	347,629	120	0.14
Total earning assets	12,373,149	109,148	3.50	11,513,279	104,528	3.60	8,524,137	85,150	3.97

Noninterest-earning assets	894,044			821,279			617,022

Total assets	$13,267,193			$12,334,558			$9,141,159

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	$2,383,059	$491	0.08%	$2,228,466	$459	0.08%	$1,584,369	$265	0.07%
Money market accounts	2,853,655	1,412	0.20	2,675,405	1,294	0.19	2,175,111	1,016	0.19
Savings	776,695	64	0.03	747,927	61	0.03	620,248	46	0.03
Certificates of deposit	616,347	831	0.53	604,594	927	0.61	567,456	1,739	1.22
Total interest-bearing deposits	6,629,756	2,798	0.17	6,256,392	2,741	0.17	4,947,184	3,066	0.25
Subordinated debentures	171,453	2,439	5.64	204,011	2,855	5.55	203,564	2,824	5.52
FHLB advances	50,000	199	1.58	89,457	211	0.94	244,730	603	0.98
Securities sold under agreements to repurchase	246,525	60	0.10	216,403	58	0.11	231,836	64	0.11
Other borrowings	24,270	85	1.39	25,699	90	1.39	30,095	110	1.45
Total interest-bearing liabilities	7,122,004	5,581	0.31	6,791,962	5,955	0.35	5,657,409	6,667	0.47

Noninterest-bearing liabilities:
Demand deposits	4,537,247			4,040,761			2,363,890
Other liabilities	112,546			107,739			127,843
Total liabilities	11,771,797			10,940,462			8,149,142
Shareholders' equity	1,495,396			1,394,096			992,017
Total liabilities and shareholders' equity	$13,267,193			$12,334,558			$9,141,159

Total net interest income		$103,567			$98,573			$78,483
Net interest margin			3.32%			3.40%			3.66%
* Non-taxable income is presented on a tax-equivalent basis using a 25.2% and 24.7% tax rate in 2021 and 2020, respectively. The tax-equivalent adjustments were $1.5 million for the three months ended December 31, 2021, $1.3 million for the three months ended September 30, 2021, and $1.0 million for the three months ended December 31, 2020.

Net interest income for the fourth quarter 2021 increased $4.8 million to $102.1 million from $97.3 million in the linked quarter, and increased $24.6 million from the prior year period. NIM, on a tax equivalent basis, was 3.32% for the fourth quarter 2021, compared to 3.40% in the linked quarter, and 3.66% in the fourth quarter of 2020. The increase in net interest income from the linked quarter was primarily due to a full quarter of income on acquired First Choice assets, higher income from an expanded investment portfolio and lower interest expense from the redemption of the $50.0 million of subordinated debentures. PPP fee income of $4.9 million, $6.0 million and $10.3 million was included in net interest income for the current, linked and prior year quarters, respectively. The level of PPP income has declined each quarter in 2021 as the portfolio winds down.

NIM decreased 8 basis points from the linked quarter to 3.32% during the current quarter primarily due to a 10 basis point decrease in earning asset yields, offset by a four basis point decrease in the cost of interest-bearing liabilities. Average short-term investments, comprised primarily of interest-bearing cash accounts, increased $337.0 million to $1.6 billion for the fourth quarter 2021 and was the primary reason for the decline in earning asset yields. PPP income continued to benefit net interest income and margin in the fourth quarter 2021, but at a reduced level from both the linked and prior year quarters.

The Company has an asset-sensitive balance sheet, with 63% of loans tied to a variable rate index and 40.4% of the deposit portfolio in noninterest-bearing demand accounts. Approximately $3.2 billion of loans at December 31, 2021 had an interest rate floor and 95% of those loans were at the floor rate. The Company has hedged the majority of its variable rate debt and should not recognize a significant increase in interest expense on these borrowings if interest rates increase.

Loans

The following table presents total loans for the most recent five quarters.

	Quarter ended
		September 30, 2021
($ in thousands)	December 31, 2021	FCBP[a]	Legacy EFSC[a]	Consolidated	June 30, 2021	March 31, 2021	December 31, 2020[b]
C&I	$1,538,155	$242,740	$1,215,338	$1,458,078	$1,116,229	$1,048,839	$1,103,060
CRE investor owned	1,955,087	553,490	1,381,794	1,935,284	1,467,243	1,491,244	1,420,905
CRE owner occupied	1,112,463	301,929	861,307	1,163,236	789,220	805,581	825,846
SBA loans*	1,241,449	160,833	1,038,925	1,199,758	1,010,727	941,075	895,930
Sponsor finance*	508,469	—	454,431	454,431	463,744	394,207	396,487
Life insurance premium financing*	593,562	—	572,492	572,492	564,366	543,084	534,092
Tax credits*	486,881	—	462,168	462,168	423,258	387,968	382,602
SBA PPP loans	271,958	206,284	232,675	438,959	396,660	737,660	698,645
Residential real estate	430,985	226,321	293,538	519,859	302,007	299,517	318,091
Construction and land development	625,526	219,600	432,627	652,227	467,586	438,303	474,399
Other	253,107	32,547	227,544	260,091	225,227	201,303	174,878
Total Loans	$9,017,642	$1,943,744	$7,172,839	$9,116,583	$7,226,267	$7,288,781	$7,224,935

Total loan yield	4.32%			4.32%	4.35%	4.35%	4.46%
Variable interest rate loans to total loans	63%			63%	57%	56%	57%

Certain prior period amounts have been reclassified among the categories to conform to the current period presentation.
*Specialty loan category
[a] Amounts reported are as of September 30, 2021 and are separately shown attributable to the FCBP loan portfolio acquired on July 21, 2021, and the Company’s pre-FCBP acquisition loan portfolio.
[b] $1.2 billion is attributable to the Seacoast loan portfolio acquired on November 12, 2020.

Loans totaled $9.0 billion at December 31, 2021, decreasing $98.9 million compared to the linked quarter, primarily due to a decline in PPP loans of $167.0 million. Excluding PPP loans, loans increased $68.1 million, or 3.1%

annualized, from the linked quarter. A high level of paydowns muted loan originations in the fourth quarter. Year-over-year, loans grew $1.8 billion from $7.2 billion as of December 31, 2020 due to the First Choice acquisition, partially offset by a $426.7 million decline in PPP loans. Excluding PPP loans and the impact of our First Choice acquisition, loans increased $553.6 million, or 8.5%, from the prior year quarter. For the quarter ended December 31, 2021 average line draw utilization was 39.9% compared to 38.2% and 38.1% in the linked and prior year quarters, respectively.

Asset Quality

The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters.

	Quarter ended
($ in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Nonperforming loans*	$28,024	$41,554	$42,252	$36,659	$38,507
Other real estate	3,493	3,493	3,612	6,164	5,330
Nonperforming assets*	$31,517	$45,047	$45,864	$42,823	$43,837

Nonperforming loans to total loans	0.31%	0.46%	0.58%	0.50%	0.53%
Nonperforming assets to total assets	0.23%	0.35%	0.44%	0.42%	0.45%
Allowance for credit losses to total loans	1.61%	1.67%	1.77%	1.80%	1.89%
Net charge-offs (recoveries)	$3,263	$1,850	$869	$5,647	$(612)
*Excludes government guaranteed balances.

Nonperforming assets decreased $13.5 million to $31.5 million at December 31, 2021 from $45.0 million at September 30, 2021. The decrease was primarily from principal payments and a $3.5 million charge-off on an agricultural loan that went on nonaccrual in a prior period.

The Company recorded a provision benefit of $3.7 million for the fourth quarter 2021, compared to a provision for credit losses of $19.7 million for the linked quarter and $9.5 million for the prior year quarter. The provision for credit losses for the linked and prior year quarters included the establishment of a reserve for the First Choice and Seacoast acquired loan portfolios of $25.4 million and $8.6 million, respectively.

Deposits
The following table presents total deposits for the most recent five quarters.

	Quarter ended
		September 30, 2021
($ in thousands)	December 31, 2021	FCBP[a]	Legacy EFSC[a]	Consolidated	June 30, 2021	March 31, 2021	December 31, 2020[b]
Noninterest-bearing accounts	$4,578,436	$1,041,622	$3,334,091	$4,375,713	$3,111,581	$2,910,216	$2,711,828
Interest-bearing transaction accounts	2,465,884	317,301	1,936,338	2,253,639	2,013,129	1,990,308	1,768,497
Money market and savings accounts	3,691,186	370,179	3,201,073	3,571,252	3,000,460	3,093,569	2,954,969
Brokered certificates of deposit	128,970	78,714	50,209	128,923	50,209	50,209	50,209
Other certificates of deposit	479,323	51,832	446,416	498,248	464,125	471,142	499,886
Total deposit portfolio	$11,343,799	$1,859,648	$8,968,127	$10,827,775	$8,639,504	$8,515,444	$7,985,389

Noninterest-bearing deposits to total deposits	40.4%	56.0%	37.2%	40.4%	36.0%	34.2%	34.0%
[a]Amounts reported are as of September 30, 2021 and are shown separately attributable to the FCBP deposit portfolio acquired on July 21, 2021, and the Company’s pre-FCBP acquisition deposit portfolio.
[b] $1.1 billion is attributable to the Seacoast deposit portfolio acquired on November 12, 2020.

Total deposits at December 31, 2021 were $11.3 billion, an increase of $0.5 billion from September 30, 2021, and an increase of $3.4 billion from December 31, 2020. The increase from the linked quarter was primarily due to specialty deposits, which increased $350.7 million. The year-over-year increase was primarily due to the First Choice acquisition and the high level of liquidity in the economy.

Core deposits, defined as total deposits excluding time deposits, were $10.7 billion at December 31, 2021, an increase of $534.9 million from the linked quarter, and an increase of $3.3 billion from the prior year period. Noninterest-bearing deposits were $4.6 billion at December 31, 2021, and represented 40% of total deposits at that date. The total cost of deposits was 0.10% for the current quarter compared to 0.11% and 0.17% for the linked and prior year quarters, respectively.

Noninterest Income

The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	December 31, 2021	September 30, 2021	Increase (decrease)		December 31, 2020	Increase (decrease)
Deposit service charges	$3,962	$4,520	$(558)	(12)%	$3,160	$802	25%
Wealth management revenue	2,687	2,573	114	4%	2,449	238	10%
Card services revenue	3,223	3,186	37	1%	2,511	712	28%
Tax credit income	4,374	3,325	1,049	32%	4,048	326	8%
Miscellaneous income	8,384	4,015	4,369	109%	6,338	2,046	32%
Total noninterest income	$22,630	$17,619	$5,011	28%	$18,506	$4,124	22%

Total noninterest income for the fourth quarter 2021 was $22.6 million, an increase of $5.0 million from the linked quarter and an increase of $4.1 million from the prior year quarter. The increase from the linked quarter was primarily due to seasonally strong tax credit activity and fees earned on community development investments. Deposit service charges declined from the linked quarter primarily due to a fee waiver provided to First Choice customers during the core conversion process. Additionally, servicing income (included in miscellaneous income) declined $0.6 million from the linked quarter due to accelerated paydowns.

Noninterest Expenses

Noninterest expense was $63.7 million for the fourth quarter 2021, compared to $76.9 million for the linked quarter, and $51.1 million for the fourth quarter 2020. The decrease from the linked quarter was primarily due to a $15.8 million decrease in merger expenses and branch impairment charges. The increase from the prior year quarter is due to the acquisitions of First Choice and Seacoast, partially offset by swap termination charges of $3.2 million that were recognized in the fourth quarter 2020.

For the fourth quarter 2021, the Company’s efficiency ratio was 51.1% compared to 66.9% and 53.2% for the linked quarter and prior year quarter, respectively. The Company’s core efficiency ratio2 was 49.2% for the quarter ended December 31, 2021, compared to 51.3% for the linked quarter and 50.9% for the prior year quarter.
2 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Income Taxes

The Company’s effective tax rate was 21% for the fourth quarter of 2021, compared to 24% in the linked quarter and 18% in the prior year quarter. The Company’s blended tax rate increased to 25.2% in 2021 from 24.9%, in 2020 due to its expanded geographic footprint and the related state apportionment.

Capital

The following table presents various EFSC capital ratios:

	Quarter ended
Percent	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Total risk-based capital to risk-weighted assets	14.7%	14.5%	14.9%	15.1%	14.9%
Tier 1 capital to risk weighted assets	13.0%	12.2%	12.3%	12.3%	12.1%
Common equity tier 1 capital to risk-weighted assets	11.3%	11.2%	11.1%	11.0%	10.9%
Tangible common equity to tangible assets[1]	8.1%	8.4%	8.3%	8.2%	8.4%

Total equity was $1.5 billion at December 31, 2021, an increase of $89.5 million from September 30, 2021. The Company issued and sold 3,000,000 depositary shares, each representing 1/40th interest in a share of 5% noncumulative, perpetual preferred stock totaling $72.0 million, net of issuance costs, in the fourth quarter 2021. The Company’s tangible common book value per share was $28.28, up 3.3% and 11.0% from the linked and prior year quarters, respectively.

Use of Non-GAAP Financial Measures

The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as merger-related expenses, facilities charges, and the gain or loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information

The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, January 25, 2022. During the call, management will review the fourth quarter and full year of 2021 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” beginning prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-888-394-8218 (Conference ID #6577620). A recorded replay of the conference call will be available on the website two hours after the call’s completion. Visit https://bit.ly/EFSC4Q2021 and register to receive a dial-in number, passcode, and pin number. The replay will be available for approximately two weeks following the conference call.

About Enterprise Financial Services Corp

Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $13.5 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements

Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and the impact of the First Choice acquisition and other acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to efficiently integrate acquisitions, including the First Choice acquisition, into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic conditions, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in regulatory requirements, changes in accounting policies and practices or accounting standards, changes in the method of determining LIBOR and the phase-out of LIBOR, natural disasters, war or terrorist activities, or pandemics, including the COVID-19 pandemic, and their effects on economic and business environments in which we operate including the ongoing disruption to the financial market and other economic activity caused by the COVID-19 pandemic, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company's Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, and the Company's other filings with the SEC. For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact:
Investor Relations: Keene Turner, Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, SVP Corporate Communications (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Year ended
($ in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
EARNINGS SUMMARY
Net interest income	$102,060	$97,273	$81,738	$79,123	$77,446	$360,194	$270,001
Provision (benefit) for credit losses	(3,660)	19,668	(2,669)	46	9,463	13,385	65,398
Noninterest income	22,630	17,619	16,204	11,290	18,506	67,743	54,503
Noninterest expense	63,694	76,885	52,456	52,884	51,050	245,919	167,159
Income before income tax expense	64,656	18,339	48,155	37,483	35,439	168,633	91,947
Income tax expense	13,845	4,426	9,750	7,557	6,508	35,578	17,563
Net income	$50,811	$13,913	$38,405	$29,926	$28,931	$133,055	$74,384

Diluted earnings per share	$1.33	$0.38	$1.23	$0.96	$1.00	$3.86	$2.76
Return on average assets	1.52%	0.45%	1.50%	1.22%	1.26%	1.16%	0.90%
Return on average common equity	13.81%	3.96%	13.79%	11.07%	11.60%	10.49%	8.24%
Return on average tangible common equity	18.81%	5.37%	18.44%	14.92%	15.73%	14.18%	11.23%
Net interest margin (tax equivalent)	3.32%	3.40%	3.46%	3.50%	3.66%	3.41%	3.56%
Efficiency ratio	51.08%	66.92%	53.56%	58.49%	53.20%	57.47%	51.51%
Core efficiency ratio[1]	49.22%	51.30%	51.86%	55.02%	50.93%	51.61%	50.96%

Total loans	$9,017,642	$9,116,583	$7,226,267	$7,288,781	$7,224,935
Total average loans	$9,030,982	$8,666,353	$7,306,471	$7,192,776	$6,780,701	$8,055,873	$6,071,496
Total assets	$13,537,358	$12,888,016	$10,346,993	$10,190,699	$9,751,571
Total average assets	$13,267,193	$12,334,558	$10,281,344	$9,940,052	$9,141,159	$11,467,310	$8,253,913
Total deposits	$11,343,799	$10,827,775	$8,639,504	$8,515,444	$7,985,389
Total average deposits	$11,167,003	$10,297,153	$8,580,211	$8,207,379	$7,311,074	$9,573,056	$6,593,893
Period end common shares outstanding	37,820	38,372	31,185	31,259	31,210
Dividends per common share	$0.20	$0.19	$0.18	$0.18	$0.18	$0.75	$0.72
Tangible book value per common share	$28.28	$27.38	$26.85	$25.92	$25.48
Tangible common equity to tangible assets[1]	8.13%	8.40%	8.32%	8.18%	8.40%
Total risk-based capital to risk-weighted assets	14.7%	14.5%	14.9%	15.1%	14.9%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Year ended
($ in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$107,641	$103,228	$87,401	$84,960	$84,113	$383,230	$304,779
Total interest expense	5,581	5,955	5,663	5,837	6,667	23,036	34,778
Net interest income	102,060	97,273	81,738	79,123	77,446	360,194	270,001
Provision (benefit) for credit losses	(3,660)	19,668	(2,669)	46	9,463	13,385	65,398
Net interest income after provision for credit losses	105,720	77,605	84,407	79,077	67,983	346,809	204,603

NONINTEREST INCOME
Deposit service charges	3,962	4,520	3,862	3,084	3,160	15,428	11,717
Wealth management revenue	2,687	2,573	2,516	2,483	2,449	10,259	9,732
Card services revenue	3,223	3,186	2,975	2,496	2,511	11,880	9,481
Tax credit income (expense)	4,374	3,325	1,370	(1,041)	4,048	8,028	6,611
Other income	8,384	4,015	5,481	4,268	6,338	22,148	16,962
Total noninterest income	22,630	17,619	16,204	11,290	18,506	67,743	54,503

NONINTEREST EXPENSE
Employee compensation and benefits	33,488	33,722	28,132	29,562	26,174	124,904	92,288
Occupancy	4,510	4,496	3,529	3,751	3,517	16,286	13,457
Branch-closure expenses	—	3,441	—	—	—	3,441	—
Merger-related expenses	2,320	14,671	1,949	3,142	2,611	22,082	4,174
Other	23,376	20,555	18,846	16,429	18,748	79,206	57,240
Total noninterest expenses	63,694	76,885	52,456	52,884	51,050	245,919	167,159

Income before income tax expense	64,656	18,339	48,155	37,483	35,439	168,633	91,947
Income tax expense	13,845	4,426	9,750	7,557	6,508	35,578	17,563
Net income	$50,811	$13,913	$38,405	$29,926	$28,931	$133,055	$74,384

Basic earnings per share	$1.33	$0.38	$1.23	$0.96	$1.00	$3.86	$2.76
Diluted earnings per share	$1.33	$0.38	$1.23	$0.96	$1.00	$3.86	$2.76

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
BALANCE SHEETS
ASSETS
Cash and due from banks	$209,177	$179,826	$126,789	$103,367	$99,760
Interest-earning deposits	1,819,508	1,216,470	889,960	788,464	445,569
Debt and equity investments	1,855,583	1,717,442	1,585,847	1,463,818	1,448,803
Loans held for sale	6,389	5,068	5,763	8,531	13,564

Loans	9,017,642	9,116,583	7,226,267	7,288,781	7,224,935
Allowance for credit losses on loans	(145,041)	(152,096)	(128,185)	(131,527)	(136,671)
Total loans, net	8,872,601	8,964,487	7,098,082	7,157,254	7,088,264

Fixed assets, net	47,915	48,697	50,972	52,078	53,169
Goodwill	365,164	365,415	260,567	260,567	260,567
Intangible assets, net	22,286	23,777	20,358	21,670	23,084
Other assets	338,735	366,834	308,655	334,950	318,791
Total assets	$13,537,358	$12,888,016	$10,346,993	$10,190,699	$9,751,571

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,578,436	$4,375,713	$3,111,581	$2,910,216	$2,711,828
Interest-bearing deposits	6,765,363	6,452,062	5,527,923	5,605,228	5,273,561
Total deposits	11,343,799	10,827,775	8,639,504	8,515,444	7,985,389
Subordinated debentures	154,899	204,103	203,940	203,778	203,637
FHLB advances	50,000	50,000	50,000	50,000	50,000
Other borrowings	353,863	243,770	234,509	229,389	301,081
Other liabilities	105,681	122,733	100,739	99,591	132,489
Total liabilities	12,008,242	11,448,381	9,228,692	9,098,202	8,672,596
Shareholders’ equity:
Preferred stock	71,988	—	—	—	—
Common stock	398	404	330	332	332
Treasury stock	(73,528)	(73,528)	(73,528)	(73,528)	(73,528)
Additional paid in capital	1,018,799	1,031,146	688,945	698,005	697,839
Retained earnings	492,682	461,711	474,282	441,511	417,212
Accumulated other comprehensive income	18,777	19,902	28,272	26,177	37,120
Total shareholders’ equity	1,529,116	1,439,635	1,118,301	1,092,497	1,078,975
Total liabilities and shareholders’ equity	$13,537,358	$12,888,016	$10,346,993	$10,190,699	$9,751,571

Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax equivalent basis.

	Year ended
	December 31, 2021			December 31, 2020
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans*	$8,055,873	$349,112	4.33%	$6,071,496	$270,673	4.46%
Debt and equity investments*	1,567,993	37,773	2.41	1,366,601	36,675	2.68
Short-term investments	1,084,853	1,496	0.14	228,760	620	0.27
Total earning assets	10,708,719	388,381	3.63	7,666,857	307,968	4.02

Noninterest-earning assets	758,591			587,057

Total assets	$11,467,310			$8,253,914

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	$2,122,752	$1,614	0.08%	$1,494,364	$2,101	0.14%
Money market accounts	2,557,836	4,669	0.18	1,977,826	7,754	0.39
Savings	724,768	225	0.03	589,832	279	0.05
Certificates of deposit	570,496	4,160	0.73	676,889	10,915	1.61
Total interest-bearing deposits	5,975,852	10,668	0.18	4,738,911	21,049	0.44
Subordinated debentures	195,686	10,960	5.60	179,534	9,885	5.51
FHLB advances	59,945	803	1.34	241,635	2,673	1.11
Securities sold under agreements to repurchase	225,895	235	0.10	206,338	542	0.26
Other borrowings	26,427	370	1.40	32,147	629	1.96
Total interest-bearing liabilities	6,483,805	23,036	0.36	5,398,565	34,778	0.64

Noninterest-bearing liabilities:
Demand deposits	3,597,204			1,854,982
Other liabilities	109,148			97,492
Total liabilities	10,190,157			7,351,039
Shareholders’ equity	1,277,153			902,875
Total liabilities and shareholders’ equity	$11,467,310			$8,253,914

Total net interest income		$365,345			$273,190
Net interest margin			3.41%			3.56%
* Non-taxable income is presented on a tax-equivalent basis using a 25.2% and 24.7% tax rate in 2021 and 2020, respectively. The tax-equivalent adjustments were $5.2 million, and $3.2 million for the years ended December 31, 2021, and 2020, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
LOAN PORTFOLIO
Commercial and industrial	$3,392,375	$3,379,171	$2,930,805	$3,079,643	$3,088,995
Commercial real estate	4,176,928	4,179,712	3,200,748	3,186,970	3,087,827
Construction real estate	734,073	747,758	556,776	510,501	546,686
Residential real estate	454,052	542,690	305,497	303,047	319,179
Other	260,214	267,252	232,441	208,620	182,248
Total loans	$9,017,642	$9,116,583	$7,226,267	$7,288,781	$7,224,935

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$4,578,436	$4,375,713	$3,111,581	$2,910,216	$2,711,828
Interest-bearing transaction accounts	2,465,884	2,253,639	2,013,129	1,990,308	1,768,497
Money market and savings accounts	3,691,186	3,571,252	3,000,460	3,093,569	2,954,969
Brokered certificates of deposit	128,970	128,923	50,209	50,209	50,209
Other certificates of deposit	479,323	498,248	464,125	471,142	499,886
Total deposit portfolio	$11,343,799	$10,827,775	$8,639,504	$8,515,444	$7,985,389

AVERAGE BALANCES
Total loans	$9,030,982	$8,666,353	$7,306,471	$7,192,776	$6,780,701
Debt and equity investments	1,753,159	1,594,938	1,502,582	1,417,305	1,395,806
Interest-earning assets	12,373,149	11,513,279	9,615,981	9,289,741	8,524,136
Total assets	13,267,193	12,334,558	10,281,344	9,940,052	9,141,159
Deposits	11,167,003	10,297,153	8,580,211	8,207,379	7,311,074
Shareholders’ equity	1,495,396	1,394,096	1,116,969	1,096,481	992,017
Tangible common equity[1]	1,071,902	1,028,001	835,405	813,568	731,813

YIELDS (tax equivalent)
Total loans	4.32%	4.32%	4.35%	4.35%	4.46%
Debt and equity investments	2.30	2.38	2.46	2.52	2.56
Interest-earning assets	3.50	3.60	3.70	3.76	3.97
Interest-bearing deposits	0.17	0.17	0.18	0.20	0.25
Total deposits	0.10	0.11	0.12	0.13	0.17
Subordinated debentures	5.64	5.55	5.60	5.61	5.52
FHLB advances and other borrowed funds	0.43	0.43	0.49	0.46	0.61
Interest-bearing liabilities	0.31	0.35	0.37	0.40	0.47
Net interest margin	3.32	3.40	3.46	3.50	3.66
1Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
ASSET QUALITY
Net charge-offs (recoveries)	$3,263	$1,850	$869	$5,647	$(612)
Nonperforming loans	28,024	41,554	42,252	36,659	38,507
Classified assets	100,797	104,220	100,063	114,713	123,808
Nonperforming loans to total loans	0.31%	0.46%	0.58%	0.50%	0.53%
Nonperforming assets to total assets	0.23%	0.35%	0.44%	0.42%	0.45%
Allowance for credit losses to total loans	1.61%	1.67%	1.77%	1.80%	1.89%
Allowance for credit losses to nonperforming loans	517.6%	366.0%	303.4%	358.8%	354.9%
Net charge-offs (recoveries) to average loans (annualized)	0.14%	0.08%	0.05%	0.32%	(0.04)%

WEALTH MANAGEMENT
Trust assets under management	$2,083,543	$2,017,178	$1,945,293	$1,809,001	$1,783,089
Trust assets under administration	2,556,266	2,486,152	2,487,545	2,427,448	2,504,318

MARKET DATA
Book value per common share	$38.53	$37.52	$35.86	$34.95	$34.57
Tangible book value per common share[1]	$28.28	$27.38	$26.85	$25.92	$25.48
Market value per share	$47.09	$45.28	$46.39	$49.44	$34.95
Period end common shares outstanding	37,820	38,372	31,185	31,259	31,210
Average basic common shares	38,228	36,878	31,265	31,247	28,929
Average diluted common shares	38,311	36,946	31,312	31,306	28,968

CAPITAL
Total risk-based capital to risk-weighted assets	14.7%	14.5%	14.9%	15.1%	14.9%
Tier 1 capital to risk-weighted assets	13.0%	12.2%	12.3%	12.3%	12.1%
Common equity tier 1 capital to risk-weighted assets	11.3%	11.2%	11.1%	11.0%	10.9%
Tangible common equity to tangible assets[1]	8.1%	8.4%	8.3%	8.2%	8.4%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Year ended
($ in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
CORE PERFORMANCE MEASURES
Net interest income	$102,060	$97,273	$81,738	$79,123	$77,446	$360,194	$270,001
Less incremental accretion income	—	—	—	—	856	—	4,083
Core net interest income	102,060	97,273	81,738	79,123	76,590	360,194	265,918

Total noninterest income	22,630	17,619	16,204	11,290	18,506	67,743	54,503
Less gain on sale of investment securities	—	—	—	—	—	—	421
Less gain on sale of other real estate owned	—	335	549	—	—	884	—
Less other non-core income	—	—	—	—	—	—	265
Core noninterest income	22,630	17,284	15,655	11,290	18,506	66,859	53,817

Total core revenue	124,690	114,557	97,393	90,413	95,096	427,053	319,735

Total noninterest expense	63,694	76,885	52,456	52,884	51,050	245,919	167,159
Less other expenses related to non-core acquired loans	—	—	—	—	8	—	57
Less branch-closure expenses	—	3,441	—	—	—	3,441	—
Less merger-related expenses	2,320	14,671	1,949	3,142	2,611	22,082	4,174
Core noninterest expense	61,374	58,773	50,507	49,742	48,431	220,396	162,928

Core efficiency ratio	49.22%	51.30%	51.86%	55.02%	50.93%	51.61%	50.96%

	Quarter ended
($ in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
SHAREHOLDERS’ EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS
Shareholders’ equity	$1,529,116	$1,439,635	$1,118,301	$1,092,497	$1,078,975
Less preferred stock	71,988	—	—	—	—
Less goodwill	365,164	365,415	260,567	260,567	260,567
Less intangible assets	22,286	23,777	20,358	21,670	23,084
Tangible common equity	$1,069,678	$1,050,443	$837,376	$810,260	$795,324

Total assets	$13,537,358	$12,888,016	$10,346,993	$10,190,699	$9,751,571
Less goodwill	365,164	365,415	260,567	260,567	260,567
Less intangible assets	22,286	23,777	20,358	21,670	23,084
Tangible assets	$13,149,908	$12,498,824	$10,066,068	$9,908,462	$9,467,920

Tangible common equity to tangible assets	8.13%	8.40%	8.32%	8.18%	8.40%

	Quarter ended
($ in thousands)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
AVERAGE SHAREHOLDERS’ EQUITY AND AVERAGE TANGIBLE COMMON EQUITY
Average shareholder’s equity	$1,495,396	$1,394,096	$992,017
Less average preferred stock	35,322	—	—
Less average goodwill	365,164	342,622	237,639
Less average intangible assets	23,008	23,473	22,565
Average tangible common equity	$1,071,902	$1,028,001	$731,813

	Quarter Ended					Year ended
($ in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
CALCULATION OF PRE-PROVISION NET REVENUE
Net interest income	$102,060	$97,273	$81,738	$79,123	$77,446	$360,194	$270,001
Noninterest income	22,630	17,619	16,204	11,290	18,506	67,742	54,503
Less noninterest expense	63,694	76,885	52,456	52,884	51,050	245,918	167,159
Branch-closure expenses	—	3,441	—	—	—	3,441	—
Merger-related expenses	2,320	14,671	1,949	3,142	2,611	22,082	4,174
PPNR	$63,316	$56,119	$47,435	$40,671	$47,513	$207,541	$161,519

Average assets	$13,267,193	$12,334,558	$10,281,344	$9,940,052	$9,141,159	$11,467,310	$8,253,913
ROAA - GAAP net income	1.52%	0.45%	1.50%	1.22%	1.26%	1.16%	0.90%
PPNR ROAA - PPNR	1.89%	1.81%	1.85%	1.66%	2.07%	1.81%	1.96%

	Quarter Ended
($ in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
IMPACT OF PAYCHECK PROTECTION PROGRAM
Net income - GAAP	$50,811	$13,913	$38,405	$29,926	$28,931
PPP interest and fee income	(4,864)	(6,048)	(7,940)	(8,475)	(10,261)
Related tax effect	1,226	1,506	1,977	2,110	2,534
Adjusted net income - Non-GAAP	$47,173	$9,371	$32,442	$23,561	$21,204

Average diluted common shares	38,311	36,946	31,312	31,303	28,968
EPS - GAAP net income	$1.33	$0.38	$1.23	$0.96	$1.00
EPS - Adjusted net income	$1.23	$0.25	$1.04	$0.75	$0.73

Average assets - GAAP	$13,267,193	$12,334,558	$10,281,344	$9,940,052	$9,141,159
Average PPP loans, net	(365,295)	(489,104)	(664,375)	(692,161)	(806,697)
Adjusted average assets - Non-GAAP	$12,901,898	$11,845,454	$9,616,969	$9,247,891	$8,334,462

ROAA - GAAP net income	1.52%	0.45%	1.50%	1.22%	1.26%
ROAA - Adjusted net income, adjusted average assets	1.45%	0.31%	1.35%	1.03%	1.01%

PPNR - Non-GAAP (see reconciliation above)	$63,316	$56,119	$47,435	$40,671	$47,513
PPP interest and fee income	(4,864)	(6,048)	(7,940)	(8,475)	(10,261)
Adjusted PPNR - Non-GAAP	$58,452	$50,071	$39,495	$32,196	$37,252

PPNR ROAA - PPNR	1.89%	1.81%	1.85%	1.66%	2.07%
PPNR ROAA - adjusted PPNR, adjusted average assets	1.80%	1.68%	1.65%	1.41%	1.78%

Tangible assets - Non-GAAP (see reconciliation above)	$13,149,908	$12,498,824	$10,066,068	$9,908,462	$9,467,920
PPP loans outstanding, net	(271,958)	(438,959)	(396,660)	(737,660)	(698,645)
Adjusted tangible assets - Non-GAAP	$12,877,950	$12,059,865	$9,669,408	$9,170,802	$8,769,275

Tangible common equity Non - GAAP (see reconciliation above)	$1,069,678	$1,050,443	$837,376	$810,260	$795,324
Tangible common equity to tangible assets	8.13%	8.40%	8.32%	8.18%	8.40%
Tangible common equity to tangible assets - adjusted tangible assets	8.31%	8.71%	8.66%	8.84%	9.07%

Average assets for leverage ratio	$12,915,944	$11,972,171	$10,021,240	$9,675,300	$8,868,548
Average PPP loans, net	(365,295)	(489,104)	(664,375)	(692,161)	(806,697)
Adjusted average assets for leverage ratio - Non-GAAP	$12,550,649	$11,483,067	$9,356,865	$8,983,139	$8,061,851

Tier 1 capital	$1,257,462	$1,166,529	$937,840	$914,459	$889,527
Leverage ratio	9.7%	9.7%	9.4%	9.5%	10.0%
Leverage ratio - adjusted average assets for leverage ratio	10.0%	10.2%	10.0%	10.2%	11.0%

Net interest income - tax equivalent	$103,567	$98,573	$82,962	$80,243	$78,483
PPP interest and fee income	(4,864)	(6,048)	(7,940)	(8,475)	(10,261)
Adjusted net interest income - tax equivalent	$98,703	$92,525	$75,022	$71,768	$68,222

Average earning assets -GAAP	$12,373,149	$11,513,279	$9,615,981	$9,289,741	$8,524,136
Average PPP loans, net	(365,295)	(489,104)	(664,375)	(692,161)	(806,697)
Adjusted average earning assets - Non-GAAP	$12,007,854	$11,024,175	$8,951,606	$8,597,580	$7,717,439

Net interest margin - tax equivalent	3.32%	3.40%	3.46%	3.50%	3.66%
Net interest margin - tax equivalent - adjusted net interest income, adjusted average earning assets	3.26%	3.33%	3.36%	3.39%	3.52%

Loans - GAAP	$9,017,642	$9,116,583	$7,226,267	$7,288,781	$7,224,935
PPP and other guaranteed loans, net	(1,151,895)	(1,277,452)	(1,106,414)	(1,377,302)	(1,297,212)
Adjusted loans - Non-GAAP	$7,865,747	$7,839,131	$6,119,853	$5,911,479	$5,927,723

Allowance for credit losses	$145,041	$152,096	$128,185	$131,527	$136,671
Allowance for credit losses/loans - GAAP	1.61%	1.67%	1.77%	1.80%	1.89%
Allowance for credit losses/loans - adjusted loans	1.84%	1.94%	2.09%	2.22%	2.31%